Exhibit 99.2

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF

LIMITED PARTNERSHIP OF

CITIGROUP DIVERSIFIED FUTURES FUND L.P.

UNDER SECTION 121-202

OF THE REVISED LIMITED PARTNERSHIP ACT

The undersigned, desiring to amend the Certificate of Limited Partnership of Citigroup Diversified Futures Fund L.P. pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST:       The name of the Limited Partnership is Citigroup Diversified Futures Fund L.P.

SECOND:   The Certificate of Limited Partnership of the limited partnership was filed by the Department of State on December 3, 2002.

THIRD:      The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him or her, is hereby amended to read as follows:

The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

Citigroup Managed Futures LLC

399 Park Avenue, Seventh Floor

New York, NY 10022

Attn: David J. Vogel

Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of the general partner of the limited partnership, is hereby amended to reflect the name and mailing address of the sole general partner of the Partnership to:

The name and mailing address of the sole general partner of the Partnership is:

Citigroup Managed Futures LLC

399 Park Avenue, Seventh Floor

New York, NY 10022

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of May 2003.

By:	/s/ David J. Vogel
David J. Vogel, President/
Authorized Person
Citigroup Managed Futures LLC
Sole General Partner